Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of

Consolidated Affiliated Entities of the Registrant

Subsidiaries:

Sky City Holdings Limited, a British Virgin Islands company

Sky City Hong Kong Limited, a Hong Kong company

Sky City (Beijing) Technology Co., Ltd., a PRC company

Anxunying (Tianjin) Commercial Factoring Co., Ltd., a PRC company

Pintec (Ganzhou) Technology Co., Ltd., a PRC company

Huatai (Ningxia) Enterprise Consulting Service Partnership, a PRC limited partnership

Pintec (Beijing) Technology Co., Ltd., a PRC company

Pintec (Yinchuan) Technology Co., Ltd., a PRC company

Next Hop Holdings Limited, a British Virgin Islands company

Next Hop Hong Kong Limited, a Hong Kong company

Pintec Huiju (Yinchuan) Technology Co., Ltd., a PRC company

Hunan Aixin Development Technologic Co., Ltd., a PRC company

Pintec Australia Pty Ltd, an Australian company

WagePay Pty Ltd, an Australian company

Suppy Pty Ltd, an Australian company

Janko Loans Pty Ltd, an Australian company

Ziitech Pty Ltd, an Australian company

Consolidated Affiliated Entities:

Anquying (Tianjin) Technology Co., Ltd., a PRC company

Pintec Jinke (Beijing) Technology Information Co., Ltd., a PRC company

Beijing Hongdian Fund Distributor Co., Ltd., a PRC company

Beijing Xinshun Dingye Technology Co., Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai Anquying Technology Co., Ltd., a PRC company

Ganzhou Aixin Network Micro Finance Co., Ltd., a PRC company

Sichuan Aixin Jinfu Technology Co., Ltd., a PRC company

Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd., a PRC company

Ganzhou Dumiao Intelligence Technology Co., Ltd., a PRC company

Pintec Yunke (Ganzhou) Information Technology Co., Ltd., a PRC company

Myfin Insurance Broker Co., Ltd., a PRC company

Pintec Digital Technology (Beijing) Co., Ltd., a PRC company

Xuanji Intelligence (Beijing) Technology Co., Ltd., a PRC company

Qilehui Credit Information Co., Ltd, a PRC company